Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES CONFERENCE PARTICIPATION

SUFFERN, NY - APRIL 8, 2008 - Dress Barn, Inc. (NASDAQ - DBRN), announced today that the Company will be presenting at Sun Trust Robinson Humphrey’s 37th Annual Institutional Unconference on Tuesday, April 15, 2008 and the Lehman Brothers Eleventh Annual Retail and Restaurant Conference on Wednesday, April 30, 2008.

The one-on-one meetings and presentation at the Sun Trust Robinson Humphrey Institutional Unconference are scheduled for Tuesday, April 15, 2008 from 10:30 a.m. to 5:00 p.m. at the Ritz-Carlton in Buckhead, GA.

The presentation at the Lehman Brothers Eleventh Annual Retail and Restaurant Conference is scheduled for April 30, 2008 at 8:45 a.m. at the St. Regis Hotel, New York, NY.

The presentations will be available via live webcast. Interested parties can access the events at www.dressbarn.com via the “Investor Relations” link.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of January 26, 2008, the Company operated 819 dressbarn stores in 46 states and 638 maurices stores in 43 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 28, 2007 and Form 10-Q for the quarter ended January 26, 2008.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600